Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP

                               COUNSELLORS AT LAW

                                                                             177 MADISON AVENUE
                                        120 BROADWAY                    MORRISTOWN, NEW JERSEY 07960
                                                                               (973) 538-5600
WRITER'S DIRECT DIAL              NEW YORK, NEW YORK 10271                   FAX: (973) 538-6448
                                           _____
                                                                          1351 WASHINGTON BOULEVARD
                                       (212) 238-3000                             2ND FLOOR
                                           _____                      STAMFORD, CONNECTICUT 06902-4543
                                                                               (203) 425-1400
                                    FAX: (212) 238-3100                      FAX: (203) 425-1410
                                 http://www.emmetmarvin.com
                                     October 15, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:   American Depositary Receipts for Ordinary Shares
      of Open Joint Stock Company "Vimpel-Communications"
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares of Open Joint Stock Company "Vimpel-Communications" for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                  Very truly yours,

                                                  /s/ Emmet, Marvin & Martin LLP
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                                                  EMMET, MARVIN & MARTIN, LLP